Exhibit 5.1

140 Scott Drive
Menlo Park, California 94025
Tel: +1.650.328.4600 Fax: +1.650.463.2600
www.lw.com

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November 13, 2025
GRAIL, Inc.
1525 O’Brien Drive
Menlo Park, California 94025
Re:    Registration Statement on Form S-3ASR (No. 333-291503); 3,925,767 shares of common stock, $0.001 par value per share
To the addressee set forth above:
We have acted as special counsel to GRAIL, Inc., a Delaware corporation (the “Company”), in connection with the resale from time to time of 3,925,767 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, by the selling securityholders as described in the Prospectus (as defined below). The Shares include 1,927,194 outstanding shares of Common Stock (the “Issued Shares”) and 1,998,573 shares of Common Stock (the “Pre-Funded Warrant Shares”) issuable upon exercise of outstanding pre-funded warrants (the “Pre-Funded Warrants”). The resale of the Shares is covered by the registration statement on Form S-3ASR under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on November 13, 2025 (Registration No. 333-291503) the “Registration Statement”), a base prospectus dated November 13, 2025 included in the Registration Statement at the time it originally became effective (the “Base Prospectus”) and a prospectus supplement dated November 13, 2025 filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Prospectus”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issuance of the Shares.
As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

November 13, 2025 Page 2
Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:
1.The issuance of the Shares has been duly authorized by all necessary corporate action of the Company, and the Shares are validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.
2.When the Pre-Funded Warrant Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the Pre-Funded Warrant holders, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Pre-Funded Warrants, the issuance of the Pre-Funded Warrant Shares will have been duly authorized by all necessary corporate action of the Company and the Pre-Funded Warrant Shares will be validly issued, fully paid and non-assessable. In rendering the foregoing opinion, we have assumed that (i) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL, (ii) the Pre-Funded Warrants have been duly executed and delivered by the Company and, under the internal laws of the State of New York, constitute valid and legally binding obligations of the Company and (iii) upon the issuance of any of the Pre-Funded Warrant Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Company’s certificate of incorporation.
This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Form 8-K dated November 13, 2025 and to the reference to our firm in the Prospectus contained therein under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP